Exhibit 10.45

CONFIDENTIAL

SECURED PROMISSORY NOTE

U.S.$3,696,000	Dated: September 24, 1998

FOR VALUE RECEIVED, the undersigned, FIFE ENERGY LIMITED, a Scottish limited liability company (the “Company”), hereby unconditionally promises to pay to EL PASO ENERGY INTERNATIONAL COMPANY, a Delaware limited liability company (the “Payee”), on or before September 25, 2000, in lawful money of the United States, the principal sum of US$3,696,000, together with interest on the unpaid principal balance from the date hereof until repaid at a rate per annum equal to fifteen percent (15%), as follows:

All payments to be made by the Company hereunder, whether for principal, interest or otherwise, shall be made no later than 11:00 AM (Houston, Texas time) on the day when due in lawful money of the United States of America and in immediately available funds at the office of Payee at 1001 Louisiana Street, Houston, Texas U.S.A. 77002, or such other place as the Payee may designate in writing. The principal and interest of this Note may be prepaid at any time by the Company in whole or from time to time in part, without fee or penalty. Past due amounts hereunder shall bear interest at the lesser of (a) the maximum rate permitted by law or (b) a rate per annum equal to seventeen percent (17%).

If, for any reason whatever, the interest paid on this Note shall exceed the maximum rate permited by law, the Payee shall refund to the Company or, at the option of the Payee, credit on the principal hereof such portion of said interest as may be necessary to cause the interest paid on this Note to equal the maximum rate permitted by law. If at any time the rate of interest otherwise specified as applicable to this Note shall be limited by the maximum rate permitted by law, then any subsequent reductions in the rate of interest shall not reduce the rate of interest on this Note below the maximum rate permitted by law until the total amount of interest accrued on such loans equals the amount of interest which would have accrued hereon if the rate otherwise specified had not been limited by the maximum rate permitted by law.

This Note is secured by certain property and assets of the Company more particularly described in the Standard Security, Floating Charge Agreement and the Ranking Agreement of even date herewith.

No amendment or waiver of any provision of this Note, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

All notices and communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Company, at its address at Westfield Development Centre, Cardenden, Scotland KY5 OHP, Attention: General Manager, and if to the Payee, at its address at 1001 Louisiana Street, Houston, Texas, U.S.A., Attention: Chief Financial Officer, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices to the Payee shall not be effective until received by the Payee.

No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Company waives presentment of payment, demand for payment, protest, notice of protest and notice of dishonor and any other notice required to be given by law in connection with delivery, acceptance, performance, default or enforcement of this Note. The Company consents to any extensions of time, renewals, releases of any party to this Note waivers or modifications feat may be granted or consented to by the Payee in respect of the time for payment or any other provisions of the above. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Any and all payments by the Company hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, duties, charges or withholdings imposed by the United Kingdom or any political subdivision or taxing authority thereof, and all liabilities with respect thereto, excluding taxes imposed on the Payee’s overall net income by the United States of America and taxes that are imposed on the Payee’s overall net income (and franchise taxes imposed on it in lieu thereof) by the jurisdiction under me laws of which the Payee is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as “Taxes”). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Payee under this Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Payee receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall provide Payee a receipt from the taxation authorities acknowledging receipt of payment.

In addition, the Company shall pay any present or future stamp, recording, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Note (hereinafter referred to as “Other Taxes”).

The Company shall indemnify the Payee for and hold it harmless against the full amount of Taxes and Other Taxes and for the full amount of taxes of any kind imposed by any jurisdiction on amounts paid by the Payee and any liability (including penalties, addition to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Payee makes written demand therefor.

This Note shall be binding upon and inure to the benefit of the Company and the Payee and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Payee. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

The Company agrees to pay on demand all costs and expenses, if any (including, without limitation, the reasonable fees and expenses of counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note and any other instruments and documents delivered in connection herewith; provided that (1) the Payee shall pay the costs associated with the filing (including the registration in the Land Register of Scotland, where applicable) of the Standard Security, the Floating Charge Agreement and the Ranking Agreement (the “Security Filing Costs”) and (2) the Company and Payee shall cause Fife Power to reimburse Payee for such Security Filing Costs within sixty days of the execution of this Secured Promissory Note.

The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Texas state court or federal court of the United States of America sitting in Houston, Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Company hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Houston, Texas state court or, to the extent permitted by law, in such federal court The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof in Houston, Texas, United States of America, as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent at the Process Agent’s above address, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Company also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Company at its address specified above. The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any Houston, Texas state or federal court of the United States of America sitting in Houston, Texas. The Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PAYEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Note.

Nothing in this Note shall affect any right that the Payee may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Payee could purchase U.S. Dollars with such other currency at Houston, Texas on the Business Day preceding that on which final, nonappealable judgment is given.

The obligations of the Company in respect of any sum due to the Payee hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Payee of any sum adjudged to be so due in such other currency, the Payee may, in accordance with normal, reasonable banking procedures, purchase U.S. Dollars with such other currency. If the amount of U.S. Dollars so purchased is less than the sum originally due to the Payee in U.S. Dollars, the Company agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Payee against such loss.

Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

FIFE ENERGY LIMITED

By:	/s/ H. H. Graves
Name:	Harry Harword Graves
Title:	Director

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